EXHIBIT 23.2

SARAH LOBOSKY
Harry B. Sands, Lobosky & Co.
P.O. Box N-624
Nassau, The Bahamas

15 March 2005

Steiner Leisure Limited
Suite 104A
Saffrey Square
Nassau, The Bahamas

Ladies/Gentlemen:

Re: Annual Report on Form 10-K

We hereby consent to the use of our name in the Annual Report on Form 10-K of Steiner Leisure Limited for the year ended December 31, 2004, under the caption "Certain Factors That May Affect Future Operating Results - We are not a United States Company and, as a Result, there are Special Risks."

Yours faithfully,

HARRY B. SANDS LOBOSKY AND COMPANY

/s/ SARAH LOBOSKY

SARAH LOBOSKY